===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT
       (Pursuant to Section 14(A) of the Securities Exchange Act of 1934)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement

[ ]  Confidential, for use of the Commission only
       (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              SHERWOOD BRANDS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

===============================================================================

                              SHERWOOD BRANDS, INC.
                       1803 Research Boulevard, Suite 201
                            Rockville, Maryland 20850

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on December 11, 2000

                             -----------------------


Dear Shareholder:

         You are invited to attend our Annual Meeting of Shareholders, which will be held at 10:00 a.m., local time, on Monday, December 11, 2000, at the Best Western Hotel at 1251 West Montgomery Avenue, Rockville, Maryland, for the following purposes:

         (1) To elect five members to our Board of Directors to hold office until our 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on October 23, 2000 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors



                                        Uziel Frydman
                                        Chairman of the Board

Rockville, Maryland
November 3, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              SHERWOOD BRANDS, INC.

                         -------------------------------

                                 PROXY STATEMENT

                        --------------------------------


         The Board of Directors of Sherwood Brands, Inc., a North Carolina corporation, is furnishing this proxy statement in connection with the solicitation of proxies from the holders of our Class A and Class B Common Stock, each with a par value of $.01 per share, for use at our 2000 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Monday, December 11, 2000, at the Best Western Hotel at 1251 West Montgomery Avenue, Rockville, Maryland, or at any adjournment(s) or postponements(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         You should review the information provided in this proxy statement in conjunction with our 2000 Annual Report to Shareholders, which accompanies this proxy statement. Our principal executive offices are located at 1803 Research Boulevard, Suite 201, Rockville, Maryland 20850 and our telephone number is
(301) 301-6161.

                          INFORMATION CONCERNING PROXY

         Our Board of Directors is soliciting the enclosed proxy. By giving this proxy, you are not precluded from voting in person should you so desire. You have an unconditional right to revoke your proxy at any time prior to the exercise thereof, either in person at the annual meeting or by filing with our Corporate Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until we receive written notice of the revocation at or prior to the annual meeting.

         We shall bear the cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Such employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may also reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the annual meeting, you will consider and vote upon the following matters:

         (1) The election of five members to our Board of Directors to serve until our 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.

Outstanding Voting Securities and Voting Rights

         The Board of Directors has set the close of business on October 23, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 2,700,000 shares of Class A Common Stock outstanding and 1,000,000 shares of Class B Common Stock outstanding. Each share of our Class A Common Stock entitles its holder to one vote, and each share of our Class B Common Stock entitles its holder to seven votes. By virtue of his holding 1,000,000 shares of each of Class A and Class B Common Stock, Mr. Uziel Frydman, our Chairman, President and Chief Executive Officer, maintains 82% of the voting control of Sherwood Brands. Only the holders of issued and outstanding shares of common stock as of the record date are entitled to vote at the annual meeting. You do not have the right to cumulate your votes.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by our Articles of Incorporation or bylaws. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

         Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the annual meeting. Any such shares which are not represented at the annual meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the annual meeting.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the record date concerning the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director, (iii) each of the named executive officers (as defined below), and (iv) all executive officers and directors as a group.

                                                                    Number of Shares                 Percent
                 Name of Beneficial Owner(1)                     Beneficially Owned (2)             of Shares
----------------------------------------------------------       ----------------------             ---------
Uziel Frydman                                                          2,023,333 (4)                 54.3% (3)

Anat Schwartz                                                             98,334 (4)                  2.6

Amir Frydman                                                              98,334 (4)                  2.6

Douglas A. Cummins                                                         7,833 (5)                  *

Jean E. Clary                                                              1,833 (5)                  *

Jason Adelman                                                              9,984 (5)                  *

All officers and directors as a group (6 persons)                      2,237,652                     60.1%

---------------------

 *      Less than 1%

(1) The address for each of the executive officers and directors is 1803 Research Boulevard, Suite 201, Rockville, Maryland 20850.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock they beneficially own. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the record date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of the record date have been exercised and converted. Unless otherwise indicated all shares are Class A Common Stock.

(3) Includes 1,000,000 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock. Since each share of Class B Common Stock entitles the holder to seven votes per share on all matters submitted to a vote of shareholders, Mr. Frydman maintains 82% of the voting control of Sherwood Brands.

(4) Includes 23,333 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(5) Includes 834 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been met.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         We have nominated five persons for election as directors to serve until the next annual meeting of shareholders and until the director's successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, the proxy will be voted for a substitute nominee chosen by our Board of Directors, or the number of directors to be elected may be reduced in accordance with our bylaws.

         The following table sets forth certain information as to the persons nominated for election as directors at the annual meeting.

Name                                       Age                                  Position
---------------------------                ---      -------------------------------------------------------------
Uziel Frydman                               64      Chairman of the Board, President and Chief Executive Officer

Amir Frydman                                38      Director, Treasurer and Vice President - Marketing and Product
                                                    Development

Douglas A. Cummins                          58      Director

Jean E. Clary                               57      Director

Jason Adelman                               31      Director

         Uziel Frydman has been the President and Chief Executive Officer of the Company and each of its subsidiaries since inception. Mr. Frydman has served as the Chairman of the Board of Directors of the Company since December 1997. Mr. Frydman served as Director of Marketing and Planning Sciences at R.J. Reynolds Tobacco Company from 1977 to 1980, and prior to that, as Manager, Planning and Operations Improvement at Lever Brothers Company from 1971 to 1977. He also served as Projects Manager at Sperry & Hutchinson Company and as an independent consultant to local governments in Turkey, Burma and Sierra Leone from 1962 to 1965. Mr. Frydman was an adjunct professor at the Graduate School of Business at Rutgers University from 1970 to 1975. Mr. Frydman earned a Masters of Business Administration, Management Science degree from Case Western Reserve University in 1968 and a Bachelor of Science degree in Civil Engineering from Technion Institute of Technology, Haifa, Israel in 1960. Mr. Frydman is the father of Anat Schwartz and Amir Frydman.

         Amir Frydman has been a director of the Company and has served as Treasurer and Executive Vice President - Marketing and Product Development since 1985. Prior to joining the Company, Mr. Frydman was Commercial Branch Manager at NCNB National Bank of Florida, from 1984 to 1985. Mr. Frydman earned a Bachelor of Arts degree from the University of North Carolina in 1983. Mr. Frydman is the son of Uziel Frydman and the brother of Anat Schwartz.

         Douglas A. Cummins has been a director of the Company since December 1997. In 1996, Mr. Cummins served as President and Chief Executive Officer of the Liggett Group, a manufacturer and distributor of cigarettes. From 1993 to 1996, Mr. Cummins served as President and Chief Executive Officer of North Atlantic Trading Co, a cigarette paper manufacturer and distributor. From 1990 to 1993, Mr. Cummins served as the President and Chief Executive Officer of Decision Marketing, an advertising and consulting firm. From 1984 to 1990, Mr. Cummins served as the President and Chief Operating Officer of Salem Carpet Mills, a carpet manufacturer, and from 1981 to 1984, served as President of Stellar Group, a consulting firm. From 1973 to 1981, Mr. Cummins was Director of Marketing - International and Vice President - Foods Marketing at R.J. Reynolds Industries. Mr. Cummins currently sits on the Boards of Carolina Biological Supply Company, Smokey Mountain Products, Inc. and the Fort Ticonderoga Association. Mr. Cummins earned a Masters of Business Administration degree from Columbia University in 1966 and a Bachelor of Arts degree from Harvard University in 1964.

         Jean E. Clary has been a director of the Company since May 1998. Ms. Clary has been the Chief Executive Officer and President of Century 21 - Clary and Associates, Inc. since January 1973. Ms. Clary is currently on the

Board of Directors of Virginia Power, a wholly-owned subsidiary of Dominion Resources Inc., a public company traded on the New York Stock Exchange.

         Jason Adelman has been a director of the Company since August 1998. Mr. Adelman is Senior Vice President of Investment Banking at H.C. Wainwright & Co. From 1997 until his employment with H.C. Wainwright in 1999, Mr. Adelman was Managing Director of Corporate Finance at Drake & Co., Inc. From 1996 to 1997, Mr. Adelman was affiliated with Spencer Trask Securities, Inc., a New York based venture capital investment bank. Before that he was with Coopers & Lybrand LLP, where he worked in the financial services consulting practice from 1994 to 1996. Mr. Adelman earned his J.D. from Cornell Law School and his B.A. in economics from the University of Pennsylvania.

         The term of office of each director ends at the next annual meeting of shareholders or when his or her successor is elected and qualified. Our officers serve at the discretion of the Board of Directors, subject to the terms of any employment agreements.

         All of our non-employee directors receive $1,000 for attendance at each Board of Directors meeting ($500 if such meeting is attended telephonically) and are reimbursed for travel expenses incurred to attend such meetings.

         During fiscal year 2000, the Board of Directors held four meetings. No director attended fewer than 75% of such meetings of the Board of Directors or any committee thereof during the period of such director's service.

         We have an Audit Committee and a Compensation Committee. The Compensation Committee, composed of Messrs. Uziel Frydman, Amir Frydman and Jason Adelman, is responsible for making recommendations to the Board of Directors regarding compensation arrangements for senior management, recommendations concerning the adoption of any compensation plans in which management is eligible to participate and grants of stock options or other benefits under such plans. The Compensation Committee met once during the fiscal year. We do not have a Nominating Committee. The Audit Committee is responsible for reviewing and making recommendations regarding our employment of independent auditors, the annual audit of our financial statements and our internal accounting practices and policies. For the fiscal year ended July 31, 2000, the members of the Audit Committee were Mrs. Jean Clary and Mr. Douglas Cummins. Jason Adelman has been added to the Audit Committee for the current fiscal year. The Audit Committee met four times during the fiscal year. In accordance with a recently issued American Stock Exchange requirement, the Company's Board of Directors, on June 9, 2000, adopted a written charter for the Audit Committee. A copy of the charter is attached as Exhibit A to this Proxy Statement. All members of the Audit Committee are independent as defined by Section 121(A) of the American Stock Exchange Guide. The Audit Committee held four meetings during the last fiscal year at which representatives of the Company's independent auditors, BDO Seidman, LLP were present.

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted June 9, 2000 by the Board of Directors, the Audit Committee assists the Board of directors in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000, the Committee met four times, including meetings to review with management and the independent auditor the Securities and Exchange Commission Form 10-KSB for the fiscal year ending July 31, 2000, the first such filing after charter adoption. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit, plan, audit scope and identification of audit risks. The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committee." The Committee reviewed with the independent auditors and management the confirmation of auditors independence in accordance with Independence Standards Board Standard No. 1 and the audited financial statements of the Company for the fiscal year ended July 31, 2000. Management has the responsibility for the preparation and content of those statements. Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended July 31, 2000 for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee of the Board of Directors

  Douglas A. Cummins                                             Jean E. Clary

                                   MANAGEMENT

Executive Officers and Key Employees

         Our executive officers, as well as certain key employees, and their ages as of October 1, 2000, are as follows:

Name                                       Age                                  Position
---------------------------                ---      -------------------------------------------------------------
Uziel Frydman(1)                            64      Chairman of the Board, President and Chief Executive Officer

Anat Schwartz                               40      Executive Vice President - Finance and Secretary

Amir Frydman(1)                             38      Director, Treasurer and Executive Vice President - Marketing

Eric A. Richman(2)                          50      Vice President - Operations

Paul J. Splitek(2)                          51      Vice President - Sales

Arthur Woldarski(2)                         44      Vice President - Purchasing

----------------------

(1) Reference is made to the description of the business experience of Messrs. Uziel Frydman and Amir Frydman, who are also director nominees, set forth above under "Election of Directors," which is incorporated herein by reference.

(2) Messrs. Richman, Woldarski and Splitek are key employees, but not executive officers of the company.

         Anat Schwartz has been Executive Vice President - Finance and Secretary of the Company since January 1996 and Sherwood Brands, LLC (and its predecessors) since 1988, and has been a director of Sherwood Brands Overseas, Inc. since 1993. Prior to joining the Company, Ms. Schwartz served as Manager - Loan Syndications and Asset Sales for the Bank of Montreal in 1988 and as Team Leader - Communications/Media Group and Account Officer for such bank's Southeastern United States region from 1983 to 1988. Ms. Schwartz earned a Masters of Business Administration, Finance/Health Care degree from Bernard Baruch College in 1983 and a Bachelor of Arts degree from Wake Forest University in 1981. Ms. Schwartz is the daughter of Uziel Frydman and the sister of Amir Frydman.

         Eric A. Richman has been Vice President of Operations of the Company since September 1999. Mr. Richman has over 26 years of multi-disciplined manufacturing experience. From 1998 until being hired by the Company, Mr. Richman was Director of Manufacturing of E.Rosen, and prior to that, Plant Manager of E. Rosen. From 1992 to 1996, he was Plant Manger of Richardson Brands Company; from 1989 to 1992, Plant Manager of Conusa Corporation; and from 1973 to 1989, Plant Manager of Planters Lifesavers Company. Mr. Richman has extensive experience in manufacturing, management, quality control and labor relations.

         Paul J. Splitek has been Vice President of Sales of the Company since September 1999. Mr. Splitek has over 28 years of sales, marketing and manufacturing experience. From 1996 until being hired by the Company, Mr. Splitek was Vice President and General Sales Manager of E. Rosen. Prior to joining E. Rosen, from 1991 to 1996, Mr. Splitek was Vice President and General Manager of Mille Lacs MP Company, a wholesale division of The Wisconsin Cheeseman Inc. ("TWC"), and prior to that, Operations Manager of TWC.

         Arthur Woldarski has been Vice President of Purchasing of the Company since April 2000. Mr. Woldarski has over 20 years of purchasing experience. From 1985, Mr. Woldarski was Vice President of Purchasing of Houston Foods, a leading gift basket packer, responsible for the international purchasing of components and food items.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation paid during each of the three years ended July 31, 2000 to our Chief Executive Officer and our other executive officers whose total salary and bonus in our fiscal year ended July 31, 2000 exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  Annual Compensation
                                                                       ------------------------------------------
                                                          Fiscal                                     Other Annual
              Name and Principal Position                  Year          Salary          Bonus       Compensation
-------------------------------------------------         ------       ----------     ----------     ------------
Uziel Frydman, Chairman, President and Chief               2000        $  314,500     $        -     $        -
   Executive Officer                                       1999        $  225,000     $        -     $        -
                                                           1998        $  129,520     $   51,000     $    3,886

Amir Frydman, Executive Vice President -                   2000        $  271,171     $        -     $        -
   Marketing and Treasurer                                 1999        $  194,000     $        -     $        -
                                                           1998        $  127,915     $   43,500     $    3,837

Anat Schwartz, Executive Vice President -                  2000        $  188,865     $        -     $        -
   Finance, Secretary                                      1999        $  135,000     $        -     $        -
                                                           1998        $   80,800     $   30,000     $    2,424

Paul Splitek, Vice President of Sales                      2000        $  125,000
                                                           1999(1)     $  105,764

Eric Richman, Vice President of Operations                 2000        $  105,000
                                                           1999        $   85,000

-----------------------

(1) Mr. Splitek joined Sherwood Brands in September 1998. Mr. Splitek is not an executive officer of Sherwood Brands.

         We did not grant any options to our executive officers during the fiscal year ended July 31, 2000.

Employment Agreements

         We have entered into employment agreements with Uziel Frydman, Chairman of the Board, President and Chief Executive Officer, Anat Schwartz, Vice President -- Finance and Secretary, and Amir Frydman, Treasurer and Vice President -- Marketing and Product Development. The terms of these agreements are for three years commencing on May 12, 1998. They provide annual base salaries of $315,000, $189,000 and $271,000 for Uziel Frydman, Anat Schwartz and Amir Frydman, respectively, and are subject to annual increases. In addition, such employment agreements entitle the executives to a portion of a bonus pool as determined by the Board of Directors equal to 15% of our pre tax net income in excess of certain incremental earnings targets. The base salary is subject to annual increases of the greater of the percentage increase in sales for the last year or 5% and may be reviewed for merit increases by the Compensation Committee. If either Uziel Frydman, Amir Frydman or Anat Schwartz is terminated without cause or upon a change in control of Sherwood Brands, each is entitled to continue to receive his or her annual base salary for a period of three years, any accrued incentive compensation through the date of termination and certain other benefits. Each of the above listed executives is prohibited from competing with us for the duration of his or her respective employment agreement, and if terminated or upon voluntary resignation, for one year thereafter.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee during fiscal 2000 were Messrs. U. Frydman, A. Frydman and Adelman. Messrs. U. Frydman and A. Frydman currently serve as executive officers.

Aggregated Option Exercises in 2000 and Year End Option Values

         The following table sets forth information with respect to (i) the number of unexercised options held by the named executive officers as of July 31, 2000 and (ii) the value as of July 31, 2000 of unexercised in-the-money options. No options were exercised by any of the named executive officers in fiscal 2000.

                                                 Number of Securities                   Value of Unexercised
                                            Underlying Unexercised Options              In-the-Money Options
                                                   at July 31, 2000                      at July 31, 2000(1)
                                            --------------------------------       --------------------------------
                                            Exercisable        Unexercisable       Exercisable        Unexercisable
                                            -----------        -------------       -----------        -------------
Uziel Frydman.......................           23,333             11,666                $0                 $0

Amir Frydman........................           23,333             11,666                $0                 $0

Anat Schwartz.......................           23,333             11,666                $0                 $0

--------------------

(1) Market value of shares covered by in-the-money options on July 31, 2000, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                              CERTAIN TRANSACTIONS

         Uziel Frydman, Chairman, President and Chief Executive Officer, has personally guaranteed the repayment of certain of our indebtedness.

                               GENERAL INFORMATION

         Other Matters. The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters described in this proxy statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

         Information Concerning Shareholder Proposals and Director Nominations. Any stockholder satisfying the Securities and Exchange Commission ("SEC") requirements and wishing to submit a proposal to be included in the proxy statement for the 2001 Annual Meeting of Shareholders should submit the proposal in writing to the Corporate Secretary, Sherwood Brands, Inc., 1803 Research Boulevard, Suite 201, Rockville, Maryland, 20850. We must receive a proposal by July 5, 2001 in order to consider it for inclusion in the proxy statement for the 2001 Annual Meeting of Shareholders.

         Shareholders who wish to present director nominations or any other business at the 2001 Annual Meeting of Shareholders are required to notify the Corporate Secretary of their intent no later than September 5, 2001 and the notice must provide information as required in our bylaws. A copy of these bylaws requirements will be provided upon request in writing to the Corporate Secretary. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the proxy statement, nor does it apply to questions a shareholder may wish to ask at the meeting.

         We retain discretion to vote proxies we receive with respect to proposals received after September 5, 2001, provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

                                           By Order of the Board of Directors,



                                           Uziel Frydman
                                           Chairman of the Board

Rockville, Maryland
November 3, 2000

                                                                       EXHIBIT A

                  SHERWOOD BRANDS, INC. AUDIT COMMITTEE CHARTER

The audit committee of the board of directors of Sherwood Brands, Inc. (the "Company") will have the oversight, responsibility, authority and duties as described below.

The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial information that will be provided to the shareholders and others, (ii) the systems of internal controls that management and the board of directors have established and (iii) all audit processes.

Composition

The audit committee will consist of not less than two (2) directors, as determined by the board of directors. The members of the audit committee will meet the independence and experience requirements of the American Stock Exchange ("Amex"). One of the members shall be appointed committee chairperson by the full board of directors.

General Responsibilities

1. The audit committee will provide open avenues of communication among the internal auditors, the independent accountant and the board of directors.

2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3. The audit committee has the power to conduct or authorize investigations into matters within the audit committee's scope of responsibilities. The audit committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4. The audit committee will meet at least two times each year, or more frequently as appropriate. The audit committee chairperson has the power to call a committee meeting whenever he or she thinks there is a need, which meetings may be held in person or telephonically. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5. The committee will do whatever else the law, the Company's charter or bylaws or the board of directors require of the committee.

Specific Duties

In carrying out its oversight responsibilities, the audit committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the board of directors for approval. This should be done in compliance with applicable Amex audit committee requirements.

2. Review with the Company's management, internal audit personnel and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management, internal audit personnel and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5. Review the scope and general extent of the independent accountants' annual audit. The audit committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the audit committee that no limitations have been placed on the scope or nature of their audit procedures. The audit committee will review annually with management the fee arrangement with the independent accountants.

6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7. Have a predetermined arrangement with the independent accountants that they will advise the audit committee through its chairperson and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing the applicable Form 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the audit committee, if that is the case, or the written enumeration of required reporting issues.

8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

         - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

         - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

         - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

         - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards
                  (SAS) 61 as amended, modified or supplemented, relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended, modified or supplemented, and that they concur with management's representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by internal audit personnel and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The audit committee charter is to be published as an appendix to the proxy statement every three years.

10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

11. Meet with management, internal audit personnel and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the audit committee. The audit committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

12. Recommend to the board of directors the selection, retention or termination of the Company's independent accountants.

13. Review the appointment and replacement of the senior internal audit executive.

14. Review with management, internal audit personnel and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

15. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the Amex, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                             SHERWOOD BRANDS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON DECEMBER 11, 2000

     The undersigned hereby appoints Anat Schwartz and Amir Frydman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sherwood Brands, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Sherwood Brands to be held at the Best Western Hotel, 1251 West Montgomery Avenue, Rockville, Maryland, on December 11, 2000, at 10:00 a.m., (local time, and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. MANAGEMENT RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

PROPOSAL ONE: Election of Directors.

       [ ] FOR all nominees listed below      [ ]  WITHHOLD AUTHORITY to vote
                                                   for all nominees listed below

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.

NOMINEES ARE:  Uziel Frydman   Amir Frydman   Douglas A. Cummins
               Jean E. Clary   Jason Adelman

*To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

Exceptions:

-------------------------------------------------------------------------------
                  (Continued and to be signed on other side)

                                                    Dated: _______________, 2000



                                                    ----------------------------
                                                    Signature(s)

                                                    Please sign exactly as your
                                                    name appears hereon. If the
                                                    stock is registered in the
                                                    names of two or more
                                                    persons, each should sign.
                                                    Executors, administrators,
                                                    trustees, guardians and
                                                    attorneys-in-fact should
                                                    add their titles. If signer
                                                    is a corporation, please
                                                    give full corporate name
                                                    and have a duly authorized
                                                    officer sign, stating
                                                    title. If signer is a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.




        PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.